UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

QUICKSILVER GAS SERVICES LP
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	56-2639586 (I.R.S. Employer Identification No.)

777 West Rosedale Street Fort Worth, Texas 76104 (address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

common units representing limited partner interests	New York Stock Exchange
Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

Securities act registration statement file number to which this form relates: 333-140599

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.	Description of Registrant's Securities to be Registered.

A description of the securities to be registered by Quicksilver Gas Services LP, a Delaware limited partnership (the “Registrant”), is contained in the sections entitled “The Partnership Agreement,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units”, and “Material Tax Consequences” in the prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended.  The prospectus constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (No. 333-140599), initially filed with the Securities and Exchange Commission on February 12, 2007.  Such Registration Statement and the prospectus, as each has been amended, are incorporated herein by reference.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 17, 2009

QUICKSILVER GAS SERVICES LP

By:	Quicksilver Gas Services GP LLC,
its general partner

By:	/s/ John C. Cirone
John C. Cirone
Senior Vice President,
General Counsel and Secretary